Putnam RetirementReady 2040 Fund
1/31/06 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	235
Class B	*
Class C	*

72DD2 (000s omitted)
Class M	*
Class R	--
Class Y	146

72EE1
Class A	534
Class B	2
Class C	*

72EE2
Class M	*
Class R	--
Class Y	300

73A1
Class A	1.179
Class B	0.798
Class C	0.643

73A2
Class M	0.834
Class R	--
Class Y	1.312

73B1
Class A	2.686
Class B	2.686
Class C	2.686

73B2
Class M	2.686
Class R	--
Class Y	2.686

74U1 (000s omitted)
Class A	230
Class B	1
Class C	*

74U2 (000s omitted)
Class M	*
Class R	*
Class Y	129

* Represents less than 1(000s omitted)

74V1
Class A	72.73
Class B	70.68
Class C	70.85

74V2
Class M	70.80
Class R	74.28
Class Y	79.05


Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.